UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 1, 2018 (July 30, 2018)

VITAMIN SHOPPE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34507	11-3664322
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

300 Harmon Meadow Blvd.

Secaucus, New Jersey 07094

(Address of Principal Executive Offices, including Zip Code)

(201) 868-5959

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 1, 2018, Vitamin Shoppe, Inc. (the “Company”) reported that David Mock will become the Executive Vice President—Chief Merchandising and Marketing Officer, effective July 30, 2018. Mr. Mock, 58, has served as consultant to the Company since January 12, 2018.

Prior to joining the Company, Mr. Mock served as President of D Mock Retail Rebuild Ltd. since January, 2014. Prior to founding D Mock Retail Rebuild Ltd., he served as Chief Merchandising & Marketing Officer for Earth Fare from 2014 until 2016. From 2012 through 2013, Mr. Mock served as Senior Vice President Merchandising, Global Sourcing and Innovation Officer for Canadian Tire Retail. Prior to joining Canadian Tire Retail, Mr. Mock served as Senior Vice President Merchandising, Hardlines, Consumables, Pharmacy, Haba/Cosmetics for Zellers from 2008 to 2012. From 1983 through 2007, Mr. Mock held various positions at Loblaw Companies Limited, the last being Senior Vice President Food Merchandising and Marketing in 2007. Mr. Mock is a graduate of the University of Toronto.

In connection with Mr. Mock’s employment as Executive Vice President—Chief Merchandising and Marketing Office of the Company, Mr. Mock will be entitled to receive: (i) an annual base salary of $500,000; (ii) a cash signing bonus of $500,000 (subject to continued service for two years); (iii) a target annual bonus opportunity equal to 50% of his eligible earnings; and (iv) equity grants valued at $500,000 in the aggregate as of the grant date, comprised of 31,250 restricted stock units, vesting 50% on the second anniversary of the award date and 50% on the third anniversary of the award date and 31,250 performance share units, vesting in December 2020 (the “Inducement Award”). A copy of the respective restricted stock unit agreement and performance share unit grant forms comprising the Inducement Award are attached hereto as Exhibits 10.1 and 10.2, respectively. The Inducement Award generally incorporate the terms of the Vitamin Shoppe 2018 Long-Term Incentive Plan (the “2018 Plan”), provided that as a technical matter, the Inducement Award will be granted in reliance on the employment inducement exemption under NYSE 303A.08 and, therefore, will not be technically settled in shares from the 2018 Plan.

The foregoing summary of the terms of Mr. Mock’s employment does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter Agreement, dated as of January 12, 2018, by and between David Mock, and the Company (the “Offer Letter”), a copy of which is attached as Exhibit 10.3 hereto, and the Inducement Award.

ITEM 7.01 Regulation FD Disclosure.

On August 1, 2018, the Company issued a press release announcing Mr. Mock’s appointment. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and the information contained therein is incorporated herein by reference.

NOTE: The information furnished under Item 7.01 (Regulation FD Disclosure) of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Document

10.1	Form of Restricted Stock Unit Award Agreement.

10.2	Form of Performance Share Unit Award Agreement.

10.3	Offer Letter Agreement, dated as of January 12, 2018, by and between David Mock, and the Company.

99.1	Press Release dated as of August 1, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITAMIN SHOPPE, INC.

Date: August 1, 2018	By:	/s/ David M. Kastin
		Name:	David M. Kastin
		Title:	Senior Vice President, General Counsel and
Corporate Secretary